SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2005

DENDREON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30681	22-3203193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3005 First Avenue

Seattle, Washington

98121

(Address of principal executive offices) (zip code)

(206) 256-4545

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 12, 2005, Dendreon Corporation (the “Company”) issued a press release announcing the completion of its previously announced public offering of 10,000,000 shares of common stock at a price of $4.50 per share. Simultaneous with the closing of the purchase of the 10,000,000 shares, the underwriters of the offering exercised their option to purchase 1,500,000 additional shares at that same price per share, for a total of 11,500,000 shares sold in the offering by the Company. A copy of the press release, dated December 12, 2005, is attached hereto as Exhibit No. 99.1.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

	99.1	Dendreon Corporation Press Release, dated December 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

By	/s/ Richard F. Hamm, Jr.
Richard F. Hamm, Jr. Senior Vice President and General Counsel

Date: December 12, 2005

EXHIBIT INDEX

Number	Description

99.1	Dendreon Corporation Press Release, dated December 12, 2005.